(LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP)

                                                             Exhibit F-1(a)






                                             January 5, 1996


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re: General Public Utilities Corporation ("GPU") Energy Initiatives, Inc. ("EI")
                         EI Services, Inc. ("EI Services")
                         Jersey Central Power & Light Company ("JCP&L") Metropolitan Edison Company ("Met-Ed")
                         Pennsylvania Electric Company ("Penelec")
                         GPU Service Corporation ("GPUSC")
                         Application on Form U-1
                         SEC File No. 70-8593

          Ladies and Gentlemen:

                    We have examined Post-Effective  Amendment No. 1, dated
          October 16, 1995, to the Application on Form U-1, dated March 15, 1995, under the Public Utility Holding Company Act of 1935 ("Act") filed with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-8593, as amended by Post-Effective Amendment No. 2 thereto, dated October 30, 1995, Post-Effective Amendment No. 3 thereto, dated December 6, 1995, Post-Effective Amendment No. 4 thereto, dated December 21, 1995, and as to be amended by Post-Effective Amendment No. 5 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and as thus to be amended, is hereinafter referred to as the "Application").

                    The Application now contemplates, among other things, increasing to 50% of GPU's consolidated retained earnings, the aggregate amount which GPU may invest in: (i) one or more subsidiary companies (each, a "Subsidiary Company") to be formed which will be engaged in the business of owning interests in and securities of foreign utility companies ("FUCOs") and/or exempt wholesale generators ("EWGs") (each, an "Exempt Entity"), and
          (ii) Exempt Entities. Such investment by GPU in Subsidiary Companies and Exempt Entities may take the form of, among other things, direct investments in Subsidiary Company securities ("Subsidiary Securities"), guarantees or other similar undertakings ("Guarantees") by GPU entered into to support obligations of Subsidiary Companies and Exempt Entities, loans evidenced by promissory notes of Subsidiary Companies ("Subsidiary Company Notes"), and the assumption of liabilities of Subsidiary Companies and Exempt Entities.





          Securities and Exchange Commission
          January 5, 1996
          Page 2

                    The Application also contemplates the performance of services by Subsidiary Companies for other Subsidiary Companies and Exempt Entities at fair market prices, and the performance of services by GPUSC, JCP&L, Met-Ed and Penelec for Subsidiary Companies and Exempt Entities at cost in accordance with Rules 90 and 91.

                    In addition to the matters set forth in our previous opinion dated June 9, 1995 and filed as Exhibit F-1 to the Application, we have examined a copy of the Commission's Order, dated July 6, 1995, granting the Application, as then amended. We have also examined such other documents and made such further investigation as we have deemed necessary as a basis for this opinion.

                    We have been counsel to GPU and its subsidiaries for many years. In that connection, we have participated in various proceedings relating to the issuance of securities by GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

                    We are members of the Bar of the State of New York and do not purport to be expert in the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. The opinions expressed herein are limited to matters governed by the laws of the State of New York and the Federal laws of the United States. As to all matters which are governed by the laws of the State of New Jersey, we have relied on the opinion of Richard S. Cohen which is being filed as Exhibit F-3 to the Application. As to all matters which are covered by the laws of the Commonwealth of Pennsylvania insofar as they relate to Metropolitan Edison Company, we have relied on the opinion of Ryan Russell Ogden & Seltzer which is being filed as Exhibit F-4 to the Application. As to all other matters which are governed by the laws of the Commonwealth of Pennsylvania, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll which is being filed as Exhibit F-2(a) to the Application.

                    We have assumed that (i) each Subsidiary Company will be duly formed and validly existing in accordance with the respective laws of the jurisdiction of incorporation of such Subsidiary Company; (ii) at the time of their issuance and delivery, the Subsidiary Securities, Guarantees and Subsidiary Company Notes will have been duly authorized, executed and delivered by the issuer thereof; (iii) the execution, delivery and performance of each Subsidiary Security, Guarantee and Subsidiary Company Note will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the issuer thereof; (iv) with respect to any Subsidiary Securities, the issuer will have received consideration therefor at least equal to the par or stated value (or equivalent amount) of such security; (v) GPU will comply with the applicable limitations on guarantees and unsecured





          Securities and Exchange Commission
          January 5, 1996
          Page 3



          debt contained in the GPU revolving credit facility; and (vi) the arrangements for the performance of services by Met-Ed and Penelec for Subsidiary Companies and Exempt Entities will be filed with the Pennsylvania Public Utility Commission and approved pursuant to the Pennsylvania Public Utility Code.

                    Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Application, we are of the opinion that when the Commission shall have entered an order forthwith granting the Application,

                    (a)  all   State  laws   applicable  to   the  proposed
                         transactions will have been complied with,

                    (b)  GPU is validly organized and existing,

                    (c)  in   the  case  of   Subsidiary  Securities  which
                         constitute equity securities, such securities will be validly issued, fully paid and nonassessable,

                    (d) in the case of (i) Subsidiary Securities which constitute debt securities, (ii) Subsidiary
                         Company Notes, and (iii) Guarantees, such instruments will be valid and binding obligations of the respective issuers or guarantors thereof in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principles of equity limiting the availability of equitable remedies,

                    (e) GPU will legally acquire the Subsidiary Securities and Subsidiary Company Notes, and

                    (f) the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by GPU or any "associate company" thereof, as defined in the Act.

                    We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                        Very truly yours,


                                        BERLACK, ISRAELS & LIBERMAN LLP